Answers.com Reports Q4 and Full Year 2009
Financial Results

Revenue Grew 46% in 2009
Full Year Adjusted EBITDA of $7.73 Million
Full Year Cash Flow from Operations of $6.80 Million

New York, NY, February 8, 2010 - Answers Corporation (NASDAQ: ANSW), creators of the leading answer engine Answers.com®, which includes the properties WikiAnswers® and ReferenceAnswers™, today reported unaudited financial results for its fourth quarter and full year ended December 31, 2009.

“It’s been a very strong year for Answers.com,” said Bob Rosenschein, Chairman and CEO. “Both annually and in Q4, we saw record traffic, revenues and adjusted EBITDA and we also posted our first GAAP operating income for a full year. We are already a leading Q&A site, and recent new competition only validates this growing space. Going forward, we intend to invest more in expanding our core business and creating new product extensions. We are looking forward to a great 2010.”

Financial Results at a Glance
(in thousands except pageviews)

Quarterly Results	Q4 2008	Q4 2009	Change

Revenues	$4,630	$6,017	30%
Operating income (loss)	$1,296	$1,701	31%
Net income (loss)	($1,847)	$2,408	N/A
Adjusted EBITDA	$1,950	$2,389	23%
WikiAnswers average daily pageviews	4,350,000	8,199,000	88%
ReferenceAnswers average daily pageviews	3,027,000	2,737,000	(10%)

Full Year Results	2008	2009	Change

Revenues	$14,227	$20,755	46%
Operating income (loss)	($7,110)	$4,993	N/A
Net income (loss)	($12,251)	$1,760	N/A
Adjusted EBITDA	$1,619	$7,731	378%
WikiAnswers average daily pageviews	2,916,000	6,496,000	123%
ReferenceAnswers average daily pageviews	2,889,000	2,884,000	-

Cash Flow and Cash Balance

•
Cash provided by operating activities in Q4 2009 was $2.08 million, compared to $2.41 million in Q4 2008. Cash provided by operating activities in 2009 was $6.8 million, compared to $0.3 million of cash used in 2008.

•	Cash, cash equivalents and marketable securities were $23.03 million at December 31, 2009 compared to $11.74 million at December 31, 2008, an increase of $11.29 million.

See Appendix A of this earnings release for the 2008 and 2009 quarterly revenue, traffic and RPM data of our two Web properties.

Conference Call

Answers.com will host a conference call today, February 8, 2010, at 8:30 A.M. (Eastern Time) to be broadcast over the Internet at http://ir.answers.com. To participate via telephone, please dial (888) 396-3782 and request the Answers call. A replay will be available on the site shortly after the call.

About Answers Corporation

Answers Corporation (NASDAQ: ANSW) owns and operates Answers.com, the leading Q&A site, which includes WikiAnswers and ReferenceAnswers. The site supports English, French, Italian, German, Spanish and Tagalog (Filipino). WikiAnswers is a community-generated social knowledge Q&A platform, leveraging wiki-based technologies. Through the contributions of its large and growing community, answers are improved and updated over time. The award-winning ReferenceAnswers includes content on millions of topics from over 250 licensed dictionaries and encyclopedias from leading publishers, including Houghton Mifflin, Barron's and Encyclopedia Britannica. (answ-f)

For investor information, visit http://ir.answers.com.

Follow www.Answers.com on Twitter as http://twitter.com/answersdotcom.

Cautionary Statement

Some of the statements included in this press release are forward-looking statements that involve a number of risks and uncertainties, including, but not limited to, statements regarding future market opportunity and future financial performance. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Important factors may cause our actual results to differ materially, including, but not limited to, our ability to maintain or improve monetization, particularly in light of the current challenging economic environment; our ability to maintain or improve traffic; a decision by Google or other search engines to block our pages from users' search results or otherwise adjust their algorithms in a manner detrimental to us, as experienced in July 2007; a potential termination of our Google Services Agreement; a failure of WikiAnswers to experience continued growth in accordance with our expectations; the effects of facing liability for any content displayed on our Web properties; potential claims that we are infringing the intellectual property rights of any third party; an increasingly competitive environment for our business; and other risk factors identified from time to time in our SEC filings, including, but not limited to, our quarterly report on Form 10-Q filed on November 9, 2009. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at ir.answers.com. The information in Answers.com’s website is not incorporated by reference into this press release and is included as an inactive textual reference only.

Non-GAAP Financial Measures

This press release, and the accompanying tables, include both financial measures in accordance with U.S. generally accepted accounting principles, or GAAP, as well as non-GAAP financial measures, including “Adjusted EBITDA”. The tables attached to this press release include reconciliations of these non-GAAP financial measures to the nearest GAAP financial measures. In addition, an “Explanation of Non-GAAP Financial Measures” is set forth in Appendix B attached to this press release.

(Tables and Explanation of Non-GAAP Financial Measures, to follow)

Investor Contact:	Press Contact:

John McNamara	Renee Blodgett
Cameron Associates	Magic Sauce Media
john@cameronassoc.com	renee at magicsaucemedia dot com
212.554.5485	617.620.9664

Answers Corporation
Unaudited Condensed Consolidated Statements of Operations
(in thousands)

	Three months ended December 31		Year ended December 31
	2008	2009	2008	2009
	$	$	$	$

Revenues:
Advertising revenue	4,609	6,000	14,146	20,684
Answers service licensing	21	17	81	71
	4,630	6,017	14,227	20,755

Costs and expenses:
Cost of revenue	887	1,307	4,641	4,796
Research and development	812	997	3,482	3,608
Community development, sales and marketing	476	781	2,734	2,459
General and administrative	1,159	1,231	4,799	4,899
Write-off of the Brainboost Answer Engine	-	-	3,138	-
Termination fees and write-off of costs relating to the terminated Lexico acquisition and abandoned follow-on offering	-	-	2,543	-
Total operating expenses	3,334	4,316	21,337	15,762

Operating income (loss)	1,296	1,701	(7,110)	4,993

Interest income (expense), net	(86)	5	(55)	(440)
Other income, net	57	5	19	6
Gain (loss) resulting from fair value adjustments of Series A Warrants, Series B Warrants and warrant to purchase units of Series B preferred stock and warrants	(3,131)	740	(5,187)	(2,634)

Income (loss) before income taxes	(1,864)	2,451	(12,333)	1,925

Income tax benefit (expense), net	17	(43)	82	(165)

Net income (loss)	(1,847)	2,408	(12,251)	1,760

Answers Corporation

Non-GAAP Financial Measures and Reconciliation of Non-GAAP Financial Measures
to the nearest comparable GAAP Measures
(in thousands)

	Three months ended December 31		Year ended December 31
	2008	2009	2008	2009

Adjusted Cost of Revenue
Cost of revenue	$887	$1,307	$4,641	$4,796
Stock-based compensation expense	(40)	(30)	(170)	(135)
Depreciation and amortization	(119)	(204)	(835)	(744)

	$728	$1,073	$3,636	$3,917

Adjusted Research and Development
Research and development	$812	$997	$3,482	$3,608
Stock-based compensation expense	(91)	(98)	(386)	(352)
Depreciation and amortization	(30)	(33)	(126)	(130)

	$691	$866	$2,970	$3,126

Adjusted Community Development, Sales and Marketing
Community development, sales and marketing	$476	$781	$2,734	$2,459
Stock-based compensation expense	(29)	(41)	(221)	(145)
Depreciation and amortization	(21)	(15)	(82)	(62)

	$426	$725	$2,431	$2,252

Adjusted General and Administrative
General and administrative	$1,159	$1,231	$4,799	$4,899
Stock-based compensation expense	(246)	(217)	(942)	(921)
Depreciation and amortization	(78)	(50)	(286)	(249)

	$835	$964	$3,571	$3,729

Adjusted Operating Expenses
Operating expenses	$3,334	$4,316	$21,337	$15,762
Stock-based compensation expense	(406)	(386)	(1,719)	(1,553)
Write-off of the Brainboost Answer Engine	-	-	(3,138)	-
Termination fees and write-off of costs related to the terminated Lexico acquisition and abandoned follow-on offering	-	-	(2,543)	-
Depreciation and amortization	(248)	(302)	(1,329)	(1,185)

	$2,680	$3,628	$12,608	$13,024

Adjusted EBITDA
Net income (loss)	($1,847)	$2,408	($12,251)	$1,760
Income tax (benefit) expense	(17)	43	(82)	165
(Gain) loss resulting from fair value adjustment of Series A Warrants, Series B Warrants and warrant to purchase units of Series B preferred stock and warrants	3,131	(740)	5,187	2,634
Other (income)	(57)	(5)	(19)	(6)
Interest (income) expense	86	(5)	55	440
Stock-based compensation expense	406	386	1,719	1,553
Write-off of the Brainboost Answer Engine	-	-	3,138	-
Termination fees and write-off of costs related to the terminated Lexico acquisition and abandoned follow-on offering	-	-	2,543	-
Depreciation and amortization	248	302	1,329	1,185

	$1,950	$2,389	$1,619	$7,731

See discussion regarding Adjusted EBITDA in Appendix B of this earnings release for an explanation of the reconciling items noted above.

Answers Corporation
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Year ended December 31
	2008	2009
	$	$
Cash flows from operating activities:
Net income (loss)	(12,251)	1,760
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,329	1,185
Increase in deposits in respect of employee severance obligations	(105)	(407)
Increase in liability in respect of employee severance obligations	304	288
Stock-based compensation to employees and directors	1,719	1,553
Increase in deferred tax asset	-	(48)
Increase in deferred tax liability	12	12
Write-off of the Brainboost Answers Engine	3,138	-
Write-off of amounts paid in prior periods, relating to the terminated Lexico acquisition and abandoned follow on offering	663	-
Fair value adjustments of Series A Warrants, Series B Warrants and warrant to purchase Units of Series B preferred stock and warrants	5,187	2,634
Loss on disposal of property and equipment	7	73
Loss from foreign exchange rate forward contracts	10	-
Exchange rate losses	10	6
Changes in operating assets and liabilities:
Increase in accounts receivable, and prepaid expenses and other current assets	(212)	(410)
(Increase) Decrease in prepaid expenses, long-term, and other assets	39	49
Decrease in accounts payable	(214)	(307)
Increase in accrued expenses, accrued compensation and other current liabilities	65	411
Net cash provided by (used in) operating activities	(299)	6,799

Cash flows from investing activities:
Capital expenditures	(558)	(1,515)
Increase in long-term deposits (restricted)	(60)	(19)
Purchases of marketable securities	-	(799)
Proceeds from sale of marketable securities	700	-
Net cash provided by (used in) investing activities	82	(2,333)

Cash flows from financing activities:
Repayment of capital lease obligation	(55)	(78)
Stock registration cost	(47)	-
Redpoint financing, net of issuance cost	5,380	6,480
Dividends paid	(92)	(602)
Exercise of common stock options and warrants	10	247
Net cash provided by financing activities	5,196	6,047

Effect of exchange rate changes on cash and cash equivalents	(18)	(18)
Net increase in cash and cash equivalents	4,961	10,495

Cash and cash equivalents at beginning of year	6,778	11,739

Cash and cash equivalents at end of year	11,739	22,234

Answers Corporation
Unaudited Condensed Consolidated Balance Sheets
(in thousands, except for share and per share data)

	December 31	December 31
	2008	2009
	$	$
Assets

Current assets:
Cash and cash equivalents	11,739	22,234
Marketable securities	-	795
Accounts receivable	1,680	2,350
Prepaid expenses and other current assets	818	907
Deferred tax asset	-	34
Total current assets	14,237	26,320

Long-term deposits (restricted)	257	276

Deposits in respect of employee severance obligations	1,337	1,756

Property and equipment, net	1,234	1,858

Other assets:
Intangible assets, net	994	797
Goodwill	437	437
Prepaid expenses, long-term, and other assets	220	167
Deferred tax assets long term	-	14
Total other assets	1,651	1,415

Total assets	18,716	31,625

Liabilities and stockholders' equity

Current liabilities:
Accounts payable	537	403
Accrued expenses	767	774
Accrued compensation	628	1,009
Warrant to purchase units of Series B preferred stock and warrants	8,698	-
Capital lease obligation – current portion	78	82
Total current liabilities	10,708	2,268

Long-term liabilities:
Liability in respect of employee severance obligations	1,534	1,838
Capital lease obligation, net of current portion	106	23
Deferred tax liability	26	38
Series A and Series B Warrants	-	8,009
Total long-term liabilities	1,666	9,908

Series A and B convertible preferred stock: $0.01 par value; stated value and liquidation preference of $100 per share; 6% cumulative annual dividend; 130,000 and 60,000 shares authorized, issued and outstanding as of December 31, 2008 and 2009, respectively	624	2,381

Stockholders' equity:
Preferred stock: $0.01 par value; 870,000 and 940,000 shares authorized as of September 30, 2009 and December 31, 2008, respectively, none issued	-	-
Common stock; $0.001 par value; 100,000,000 shares authorized; 7,870,538 and 7,951,329 shares issued and outstanding as of December 31, 2008 and 2009, respectively	8	8
Additional paid-in capital	77,091	88,539
Accumulated other comprehensive income (loss)	(28)	28
Accumulated deficit	(71,353)	(71,507)
Total stockholders' equity	5,718	17,068

Total liabilities and stockholders' equity	18,716	31,625

Appendix A

	2008				2009
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

Ad Revenue ($ - in thousands)

WikiAnswers	1,185	1,500	1,960	2,879	3,162	3,400	3,422	4,470
ReferenceAnswers	1,828	1,485	1,579	1,730	1,567	1,585	1,548	1,530
Total	3,013	2,985	3,539	4,609	4,729	4,985	4,970	6,000

WikiAnswers	39%	50%	55%	62%	67%	68%	69%	75%
ReferenceAnswers	61%	50%	45%	38%	33%	32%	31%	25%
Total	100%	100%	100%	100%	100%	100%	100%	100%

Traffic – Average Daily Page Views

WikiAnswers	1,885,000	2,318,000	3,094,000	4,350,000	5,337,000	6,082,000	6,336,000	8,199,000
ReferenceAnswers	3,225,000	2,641,000	2,666,000	3,027,000	2,982,000	2,965,000	2,857,000	2,737,000
Total	5,110,000	4,959,000	5,760,000	7,377,000	8,319,000	9,047,000	9,193,000	10,936,000

WikiAnswers	37%	47%	54%	59%	64%	67%	69%	75%
ReferenceAnswers	63%	53%	46%	41%	36%	33%	31%	25%
Total	100%	100%	100%	100%	100%	100%	100%	100%

RPM
WikiAnswers	$6.91	$7.11	$6.89	$7.19	$6.58	$6.14	$5.87	$5.93
ReferenceAnswers	$6.23	$6.18	$6.44	$6.21	$5.84	$5.87	$5.89	$6.08

Appendix B

Explanation of Non-GAAP Financial Measures

This earnings release and the accompanying financial tables include both financial measures in accordance with U.S. generally accepted accounting principles, or GAAP, as well as non-GAAP financial measures. The non-GAAP financial measure we refer to, Adjusted EBITDA, represents net earnings before interest, taxes, depreciation, amortization, gain (loss) resulting from fair value adjustment of Series A Warrants, Series B Warrants and warrant to purchase units of Series B preferred stock and warrants, stock-based compensation, foreign currency exchange rate differences and certain non-recurring expenses. We also refer to Adjusted Cost of Revenue, Adjusted Research and Development, Adjusted Community Development, Sales and Marketing, Adjusted General and Administrative and Adjusted Operating Expenses, which are our GAAP expenses, adjusted for the expense items we exclude from Adjusted EBITDA.

We use Adjusted EBITDA as an additional measure of our overall performance for purposes of business decision-making, developing budgets and managing expenditures. It is useful because it removes the impact of our capital structure (interest expense and gain (loss) resulting from fair value adjustment of Series A Warrants, Series B Warrants and warrant to purchase units of Series B preferred stock and warrants), asset base (amortization and depreciation), stock-based compensation expenses, taxes, foreign currency exchange rate differences and certain non-recurring expenses from our results of operations. We believe that the presentation of Adjusted EBITDA provides useful information to investors in their analysis of our results of operations for reasons similar to the reasons why we find it useful and because these measures enhance their overall understanding of the financial performance and prospects of our ongoing business operations. By reporting Adjusted EBITDA, we provide a basis for comparison of our business operations between current, past and future periods, and peer companies in our industry.

More specifically, we believe that removing these impacts is important for several reasons:

•
Amortization of Intangible Assets. Adjusted EBITDA disregards amortization of intangible assets. Specifically, we exclude (a) amortization, and write-off, of acquired technology from the acquisition of Brainboost Technology, LLC, developer of the Brainboost Answers Engine in December 2005; and (b) amortization of intangible assets resulting from the acquisition of WikiAnswers and other related assets in November 2006. These acquisitions resulted in operating expenses that would not otherwise have been incurred. We believe that excluding such expenses is significant to investors, due to the fact that they derive from prior acquisition decisions and are not necessarily indicative of future cash operating costs. In addition, we believe that the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. While we exclude the aforesaid expenses from Adjusted EBITDA we do not exclude revenues derived as a result of such acquisitions. The amount of revenue that resulted from the acquisition of WikiAnswers and other related assets, for the years ended December 31, 2008 and 2009, was $14.45 million and $7.52 million, respectively. The amount of revenue that resulted from the acquisition of technology from Brainboost is not quantifiable due to the nature of its integration.

•
Stock-based Compensation Expense. Adjusted EBITDA disregards expenses associated with stock-based compensation, a non-cash expense arising from the grant of stock-based awards to employees and directors. We believe that, because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, excluding stock-based compensation from Adjusted EBITDA enhances the ability of management and investors to compare financial results over multiple periods.

•
Depreciation, Interest, Gain (Loss) Resulting from Fair Value Adjustment of Series A Warrants, Series B Warrants and Warrant to Purchase Units of Series B Preferred Stock and Warrants, Taxes and Exchange Rate Differences. We believe that, excluding these items from the Adjusted EBITDA measure provides investors with additional information to measure our performance, by excluding potential differences caused by variations in capital structures (affecting interest expense), asset composition, and tax positions.

•
Terminated Lexico Acquisition and Follow-On Offering. Adjusted EBITDA for the full year of 2008, disregards $2,543 thousand in costs associated with our terminated acquisition of Lexico and the cancellation of our follow-on offering. We believe that, excluding these costs provides investors with additional information to measure our performance, by excluding events that are of a non-recurring nature.

Adjusted EBITDA is not a measure of liquidity or financial performance under GAAP and should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Investors are cautioned that there are inherent limitations associated with the use of Adjusted EBITDA as an analytical tool. Some of these limitations are:

•	Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles;

•	Many of the adjustments to Adjusted EBITDA reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future;

•	Other companies, including other companies in our industry, may calculate Adjusted EBITDA differently than us, thus limiting its usefulness as a comparative tool;

•	Adjusted EBITDA does not reflect the periodic costs of certain tangible and intangible assets used in generating revenues in our business;

•	Adjusted EBITDA does not reflect interest income from our investments in cash and investment securities;

•	Adjusted EBITDA does not reflect foreign exchange net gains and losses;

•
Adjusted EBITDA does not reflect interest expense and other cost relating to financing our business, including gains and losses resulting from fair value adjustment of Redpoint Ventures’ Series A Warrants, Series B Warrants and their warrant to purchase units of Series B preferred stock and warrants;

•	Adjusted EBITDA excludes taxes, which is an integral cost of doing business; and

•	Because Adjusted EBITDA does not include stock-based compensation, it does not reflect the cost of granting employees equity awards, a key factor in management’s ability to hire and retain employees.

We compensate for these limitations by providing specific information in the reconciliation to the GAAP amounts excluded from Adjusted EBITDA.